EXHIBIT 23(a)




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-1 (Reg. No. 333-49843) of our report dated February 13, 1998 (April 7, 1998 with respect to the third and fourth paragraphs of Note F) on our audits of Siebert Financial Corp. and Subsidiary as of December 31, 1997 and December 31, 1996 and for each of the years in the three-year period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


Richard A. Eisner & Company, LLP



New York, New York
July 2, 1998